UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2011
Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (727) 577-9749
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On January 20, 2011, Jabil Circuit, Inc. (the “Company”) held its Annual Meeting of Stockholders. As of the record date of November 23, 2010, 217,379,581 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 193,624,689 shares, representing approximately 89.07% of the total number of eligible voting shares, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.
     The following tables set forth the votes cast with respect to each of these matters:
1. Election of Directors:

	FOR	WITHHOLD	NON VOTES
Mel S. Lavitt	142,970,683	31,065,138	19,588,868
Timothy L. Main	171,330,728	2,705,093	19,588,868
William D. Morean	167,949,053	6,086,768	19,588,868
Lawrence J. Murphy	170,766,505	3,269,316	19,588,868
Frank A. Newman	170,750,311	3,285,510	19,588,868
Steven A. Raymund	170,783,346	3,252,475	19,588,868
Thomas A. Sansone	170,518,057	3,517,764	19,588,868
David M. Stout	144,539,254	29,496,567	19,588,868
2. To ratify the appointment of Ernst & Young LLP as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2011:

FOR	AGAINST	ABSTAIN	NON VOTE
193,006,698	540,666	77,325	0
3. To approve the Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan:

FOR	AGAINST	ABSTAIN	NON VOTE
151,157,828	22,252,802	625,191	19,588,868
4. To approve the amendment and restatement of the Jabil Circuit, Inc. Short-Term Incentive Plan:

FOR	AGAINST	ABSTAIN	NON VOTE
163,884,232	10,033,996	117,593	19,588,868
5. To approve the Jabil Circuit, Inc. 2011 Employee Stock Purchase Plan:

FOR	AGAINST	ABSTAIN	NON VOTE
169,303,251	4,650,715	81,855	19,588,868

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)
January 26, 2011	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander,
Chief Financial Officer